SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT – June 19, 2013

(Date of Earliest Event Reported)

AK STEEL HOLDING CORPORATION

(Exact name of registrant as specified in its charter)

Commission File No. 1-13696

Delaware	31-1401455
(State of Incorporation)	(I.R.S. Employer Identification No.)

9227 Centre Pointe Drive, West Chester, OH	45069
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 425-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

On June 24, 2013, AK Steel Corporation (“AK Steel” or the “Company”) completed the private offering of $30.0 million aggregate principal amount of its 8.750% senior secured notes due 2018 (the “Add-on Notes”), which were offered as an add-on to its outstanding $350.0 million aggregate principal amount of 8.750% senior secured notes due 2018 (the “Existing Notes” and together with the Add-on Notes, the “Notes”). The Add-on Notes were issued at a price to the public of 106.5%. The Notes are governed by an indenture, dated as of November 20, 2012 (the “Indenture”), among AK Steel, as issuer, AK Holding Corporation, the parent company of AK Steel Corporation (“AK Holding”, and together with AK Steel, the “Companies”), as guarantor, and U.S. Bank National Association, as trustee (the “Trustee”) and collateral agent (the “Collateral Agent”). As such, the Add-on Notes are treated as a single series with, and have the same terms as, the Existing Notes. AK Steel expects to receive net proceeds from the Add-on Notes offering, after underwriting discount and commissions and estimated offering expenses, of approximately $31.1 million, and intends to use the net proceeds for general corporate purposes.

The Add-on Notes were issued pursuant to a purchase agreement (the “Purchase Agreement”), dated as of June 19, 2013, among the Companies and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as the initial purchaser (the “Initial Purchaser”), and are fully and unconditionally guaranteed by AK Holding. Pursuant to the Purchase Agreement and subject to the terms and conditions expressed therein, AK Steel agreed to sell the Add-on Notes to the Initial Purchaser, and the Initial Purchaser agreed to purchase the Add-on Notes for resale to the public. A copy of the Purchase Agreement is filed as Exhibit 10.1 hereto and incorporated herein by reference.

The Add-On Notes bear interest payable semiannually in cash in arrears on June 1 and December 1 of each year, commencing on December 1, 2013. The Indenture provides that the Notes are redeemable at AK Steel’s option, in whole or in part, at any time on or after December 1, 2015, at a redemption price equal to 100% of the principal amount of the Notes plus a “make-whole” premium. AK Steel may redeem the Notes beginning on December 1, 2015 at the redemption price (expressed as a percentage of principal amount) set forth below, plus accrued and unpaid interest to the redemption date, if redeemed during the twelve-month period commencing on December 1 of the years indicated below:

Year	Redemption Price
2015	104.375%
2016	102.188%
2017 and thereafter	100.000%

In addition, at any time prior to December 1, 2015, AK Steel may redeem up to 35% of the principal amount of the Notes (including the Existing Notes, the Add-On Notes and any additional Notes) with the net cash proceeds of one or more sales of AK Holding’s common stock (to the extent the proceeds are contributed to AK Steel as equity) at a redemption price (expressed as a percentage of principal amount) of 108.750%, plus accrued and unpaid interest to the redemption date; provided that at least 65% of the aggregate principal amount of Notes originally issued remains outstanding after such redemption.

The Indenture also contains certain covenants which restrict AK Steel and its restricted subsidiaries’ ability to create liens on its and their assets; incur subsidiary debt; engage in sale/leaseback transaction; sell Notes Collateral (as defined below); and engage in a consolidated, merger or sale of assets.

The Add-on Notes were sold pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”), and have not been registered in the United States under the Securities Act or in any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. However, the Companies have executed a registration rights agreement with the Initial Purchaser, dated as of June 24, 2013 (the “Registration Rights Agreement”), in which the Companies have agreed to use commercially reasonable efforts to cause to become effective a registration statement with respect to an offer to exchange the Add-on Notes for a new issue of substantially identical debt securities registered under the Securities Act. A copy of the Registration Rights Agreement is filed as Exhibit 10.2 hereto and incorporated herein by reference.

The Notes are secured by liens on AK Steel’s real property, plant and equipment, subject to certain exceptions, thresholds and permitted liens (“Notes Collateral”), pursuant to a security agreement, dated as of November 20, 2012, among AK Steel and the Collateral Agent. Pursuant to a collateral trust agreement, dated as of November 20, 2012, among AK Steel, the Trustee and the Collateral Agent, the Collateral Agent will act as collateral agent on behalf of the Trustee and the holders of the Notes.

The Initial Purchaser and its affiliates have previously provided, and may provide from time to time in the future, certain commercial banking, financial advisory, investment banking and other services to AK Holding, AK Steel and their affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In addition, from time to time, the Initial Purchaser and its respective affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in the Companies’ debt or equity securities or loans, and may do so in the future. Specifically, an affiliate of the Initial Purchaser serves as a lender and as administrative agent under the Company’s asset-backed revolving credit facility, and the Initial Purchaser served as a joint lead arranger and co-book manager.

Item 2.03    Creation of a Direct Financial Obligation

The disclosure under Item 1.01 above pertaining to the Add-on Notes is incorporated by reference into this Item 2.03.

Item 8.01    Other Events.

In recent weeks AK Steel repurchased an aggregate of $30.0 million of its senior unsecured notes in private, open market transactions. The Company repurchased approximately $20.2 million aggregate principal amount of its 7.625% Senior Notes due 2020 and approximately $9.8 million aggregate principal amount of its 8.375% Senior Notes due 2022. All of the repurchases were unsolicited and completed at a discount to the par value of the senior unsecured notes.

Item 9.01    Financial Statement and Exhibits.

(d)	Exhibit

10.1	Purchase Agreement, dated as of June 19, 2013, among AK Steel Corporation, AK Steel Holding Corporation and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as the initial purchaser

10.2	Registration Rights Agreement, dated as of June 24, 2013, among AK Steel Holding Corporation, AK Steel Corporation and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as the initial purchaser

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AK STEEL HOLDING CORPORATION

By:	/s/ David C. Horn
David C. Horn Secretary

Dated: June 24, 2013

EXHIBIT INDEX

Exhibit No.	Description

10.1	Purchase Agreement, dated as of June 19, 2013, among AK Steel Corporation, AK Steel Holding Corporation and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as the initial purchaser

10.2	Registration Rights Agreement, dated as of June 24, 2013, among AK Steel Holding Corporation, AK Steel Corporation and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as the initial purchaser